UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2024 (June 3, 2024)

SMART FOR LIFE, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41290	81-5360128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 Biscayne Boulevard, Suite 505, Miami, FL	33132
(Address of principal executive offices)	(Zip Code)

(786) 749-1221
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SMFL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on December 4, 2023, Smart for Life, Inc. (the “Company”) issued warrants for the purchase of an aggregate of 250,572 shares of common stock at an exercise price of $10.64 per share to certain accredited investors, of which warrants for the purchase of 183,370 remain outstanding (the “Existing Warrants”).

As previously reported, on May 30, 2024, the Company entered into warrant solicitation inducement letters (the “Inducement Letters”) with the foregoing holders of the Existing Warrants (collectively, the “Exercising Holders”), pursuant to which the Exercising Holders agreed to exercise the Existing Warrants for cash at a reduced exercise price of $4.25 per share, or for gross proceeds of $779,322.50 in the aggregate. In consideration for the immediate exercise of the Existing Warrants for cash, the Company agreed to issue to the Exercising Holders new warrants for the purchase of an aggregate of 550,110 shares of common stock (the “New Warrants”).

On June 3, 2024, the closing of this transaction was completed, and the Company issued the New Warrants. The New Warrants are exercisable for a period of eighteen months at an initial exercise price of $4.25 per share and may be exercised on a cashless basis if at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of, the shares issuable upon exercise of the New Warrants. The exercise price will be subject to customary adjustments in the event of stock splits, stock dividends, stock combinations and similar recapitalization transactions. The New Warrants also contain a beneficial ownership limitation which provides that the Company shall not effect any exercise, and a holder shall not have the right to exercise, any portion of a New Warrant to the extent that, after giving effect to the exercise, such holder (together with such holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares issuable upon the exercise. This limitation may be waived (up to a maximum of 9.99%) by a holder in its sole discretion upon not less than sixty-one (61) days’ prior notice to the Company.

Pursuant to the Inducement Letters, the Company agreed to file a registration statement providing for the resale of the shares of common stock underlying the New Warrants as soon as practicable, and in any event, on or before July 15, 2024, and use its best efforts to cause such registration statement to become effective within 30 calendar days following the filing of the registration statement or, in the event of a “full review” by the Securities and Exchange Commission, the 60th calendar day following the filing of the registration statement. In addition, for a period of 15 days after the closing date, the Company agreed that neither it nor any of its subsidiaries will (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any common stock or securities convertible into or exercisable or exchangeable for common stock or (ii) file any registration statement or any amendment or supplement to any existing registration statement (other than the resale registration statement referred to above).

H.C. Wainwright & Co., LLC (the “Agent”) acted as warrant inducement agent and financial advisor in connection with the transaction and received a cash fee equal to 7.5% of the gross proceeds, a management fee equal to 1% of the gross proceeds and reimbursement of certain expenses. After these fees, the Company received net proceeds of approximately $458,473. In addition, the Company issued to certain designees of the Agent warrants to purchase 13,753 shares of common stock at an exercise price of $5.3125 per share (the “Agent Warrants”), which such Agent Warrants will have the same terms of the New Warrants (other than the exercise price).

The foregoing summary of the terms and conditions of the Inducement Letters, the New Warrants and the Agent Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of those documents attached as Exhibits hereto, which are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the issuance of the New Warrants and the Agent Warrants is incorporated by reference into this Item 3.02. The issuance of these securities is being made in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

Item 8.01 Other Events.

On March 7, 2024, the Company filed a Form 8-K disclosing that, as a result of its restructuring plans, including recapitalization with equity and debt financings, the sale of certain non-performing assets and the liquidation of its senior debt facility, the Company had stockholders’ equity of over $2.5 million. Through further improvements to the balance sheet, the Company confirms that it has an estimated stockholders’ equity of $6 million as of the date hereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
4.1	Form of Common Stock Purchase Warrant issued on June 3, 2024
4.2	Form of Placement Agent Common Stock Purchase Warrant issued on June 3, 2024
10.1	Form of Inducement Letter, dated May 30, 2024 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on May 31, 2024)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2024	SMART FOR LIFE, INC.

/s/ Darren C. Minton
	Name:	Darren C. Minton
	Title:	Chief Executive Officer

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